                                                          EXHIBIT 4.5


                  STOCK OPTION AGREEMENT dated as of September 12, 2000 (the "Agreement") between MEDICAL MANAGER CORPORATION, a Delaware corporation (the "Company"), and the other party signatory hereto (the "Participant").

                  WHEREAS, Section 4.4 of the Amended and Restated Employment Agreement dated as of June 18, 2000 (the "Employment Agreement") by and among the Company, CareInsite, Inc. ("CareInsite") and the Participant, provides for the grant to the Participant of a nonqualified stock option to purchase 300,000 shares of common stock, $.01 par value, of the Company (the "Common Shares") upon the terms and conditions hereinafter set forth and in the Employment Agreement, subject to the consummation of the transactions contemplated by the Agreement and Plan of Merger dated February 13, 2000 between Medical Manager and Healtheon/WebMD Corporation, a Delaware corporation ("Healtheon") as amended by Amendment No. 1 thereto, dated as of June 18, 2000 (collectively the "Medical Manager Agreement");

                  NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

                  1. Confirmation of Grant of Option; Effectiveness. Pursuant to a determination by the Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"), the Company hereby confirms that the Participant has been granted, effective as of the date hereof (the "Date of Grant"), and subject to the terms and conditions of this Agreement and the Employment Agreement, a nonqualified stock option (the "Option") to purchase that number of Common Shares specified at the foot of the signature page hereof, upon payment of the Option Price specified at the foot of the signature page hereof. The Option shall be exercisable as hereinafter provided. In the event that the Effective Time (as defined in the Medical Manager Agreement) does not occur, the Option shall be null and void.

                  2. Certain Restrictions. The Option may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of, except by will or the laws of descent and distribution; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of the Option to the Participant's family members, to one or more trusts established in whole or in part for the benefit of one or more of such family members or to any other entity that is owned by such family members. During the Participant's lifetime, the Option shall be exercisable only by the Participant or by the Participant's guardian or legal representative. Each transferee of the Option by will or the laws of descent and distribution shall, as a condition to the transfer thereof, execute an agreement pursuant to which it shall become a party to this Agreement. Any attempt to sell, transfer, assign, pledge or otherwise encumber or dispose of the Option, contrary to the provisions of this Agreement, and any levy, attachment or similar process upon an Option shall be null and void and without effect, and the Board or the Committee may, in its discretion, upon the happening of any such event, terminate the Option as of the date of such event.

                  3. Terms and Conditions of Option. The Option evidenced hereby is subject to the following terms and conditions:

                  (a) Vesting. Subject to Section 3(b) of this Agreement, the Participant's Option shall vest and become exercisable ("Vested Options") in accordance with the following schedule:

                           Anniversary of            % of Option
                           Effective Time            Exercisable
                           ---------------------------------------
                                1st                           50%
                                2nd                           75%
                                3rd                          100%

                  (b) Option Period. (i) The Option shall not be exercisable following the tenth anniversary of the Date of Grant, and shall be subject to earlier termination as provided below.

                  (ii) In the event that the Participant's service as an Employee is deemed terminated by the Company upon the death of the Participant, or the Participant becoming Disabled (as defined in Section 5.2(b) of the Employment Agreement), the Option shall remain outstanding and continue to vest as set forth above, and shall otherwise be treated as if the Participant remained employed by the Company or CareInsite during the Applicable Period (as defined in Section 5.2(a)(i) of the Employment Agreement), provided, however, that the continuation of vesting and exercisability of the Option shall cease on the occurrence of a material breach of the covenants set forth in Section 6 of the Employment Agreement.

                  (iii) In the event the Optionee's service as an Employee is terminated by the Company or any Subsidiary for Cause or by the Optionee without Good Reason (as such terms are defined in Sections 5.1(b) and 5.5(b), respectively, of the Employment Agreement), (y) the unvested portion of the Option shall terminate immediately and the Optionee shall have no right after such termination to exercise such unvested portion of the Option and (z) the Vested Options shall remain outstanding and exercisable for 90 days following the Optionee's termination.

                  (iv) In the event that the Optionee's service as an Employee is terminated by the Company without Cause or the Participant terminates his employment with the Company for Good Reason, the Option shall become fully vested and exercisable as of the date on which his employment terminates, and shall remain exercisable by the Participant until the tenth anniversary of the date of grant, provided, however, that if the Participant incurs a Good Reason event prior to the first anniversary of the Effective Time and the Participant resigns his employment or his employment is terminated for Cause by the Surviving Corporation (as defined in the preambles to the Employment Agreement) or CareInsite prior to the first anniversary of the Effective Time, the Participant shall forfeit the Option and shall be required to disgorge to the Surviving Corporation any gains realized on the exercise of such Option (except to the extent that such Option was already vested prior to the Participant incurring a Good Reason event). Provided, further, that the continuation of vesting and exercisability of the Option shall


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         cease on the occurrence of any material breach of the covenants contained in Section 6 of the Employment Agreement.

                  (c) Notice of Exercise. Subject to Sections 3(d), 3(f) and 5(b) hereof, the Participant may exercise any or all of the Vested Options (to the extent not forfeited) by giving written notice to the Vice President of Finance of the Company at its principal business office. The date of exercise of the Vested Options shall be the later of (i) the date on which the Vice President of Finance of the Company receives such written notice or (ii) the date on which the conditions provided in Sections 3(d), 3(f) and 5(b) hereof are satisfied.

                  (d) Payment. Prior to the issuance of a certificate pursuant to Section 3(g) hereof evidencing Common Shares, the Participant shall have paid to the Company the Option Price of all Common Shares purchased pursuant to exercise of the Option, in cash or by certified or official bank check, and all applicable tax withholding obligations as provided in Section 5(b) of this Agreement. The Option Price may also be payable by a "cashless" exercise procedure through a broker and approved by the Committee.

                  (e) Shareholder Rights. The Participant shall have no rights as a shareholder with respect to any Common Shares issuable upon the exercise of the Option until a certificate or certificates evidencing such shares shall have been issued to the Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

                  (f) Limitation on Exercise. (i) The Common Shares issued upon exercise of the Option shall be issued only to the Participant or a person permitted to exercise the Option pursuant to Section 3(b)(ii). Each share certificate representing Common Shares purchased upon exercise of the Option shall bear a legend stating that the Common Shares evidenced thereby may not be sold or transferred except in compliance with the Securities Act of 1933, as amended (the "1933 Act") and the provisions of this Agreement. The certificate(s) may be made subject to a stop transfer order placed with the Company's transfer agent.

                  (ii)     The Option shall not be exercisable unless and until
         (A) a registration statement under the 1933 Act has been duly filed and declared effective pertaining to the Common Shares subject to such Option and such Common Shares shall have been qualified under applicable state "blue sky" laws, or (B) the Committee in its sole discretion determines that such registration and qualification is not required as a result of the availability of an exemption from such registration and qualification under such laws. The Company shall use all reasonable efforts to file a registration statement with the Securities and Exchange Commission on Form S-8 with respect to the Common Shares subject to an Option on or prior to the date on which such Option becomes exercisable. The Company shall have no obligation to issue any Common Shares pursuant to the exercise of an Option if the Company reasonably determines at the time of such exercise that the issuance of Common Shares at such time would violate applicable law with respect to insider trading or otherwise, or then existing policies of the Company


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
         applicable to employees of the Company or its Subsidiaries holding options to purchase Common Shares.

                  (g) Issuance of Certificate. As soon as practicable following the exercise of any Option, a certificate evidencing the number of Common Shares issued in connection with such exercise shall be issued in the name of the Participant.

                  4. Representations and Warranties. The Participant is aware of and familiar with the restrictions imposed on the transfer of any Option. The Participant represents that this Agreement has been duly executed and delivered by the Participant and constitutes a legal, valid and binding agreement of the Participant, enforceable against the Participant in accordance with its terms, except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity. It shall be a further condition to the Company's obligation to issue and deliver to the Participant certificates for Common Shares upon exercise of an Option that the Participant deliver to the Company in writing a representation that the Participant is exercising such Option for his own account and, unless the Common Shares are then registered under the 1933 Act, for investment only and not with a view to distribution and that the Participant will not make any sale, transfer or other disposition of any Common Shares purchased except (i) pursuant to the registration thereof under the 1933 Act, (ii) pursuant to an opinion of counsel satisfactory in form and substance to the Company that the sale, transfer or other disposition may be made without registration, or (iii) pursuant to a "no-action" letter from the Securities and Exchange Commission. The Participant has been advised and understands that the Common Shares must be held indefinitely unless they are registered for resale under the 1933 Act or an exemption from registration is available.

                  5.       Miscellaneous.

                  (a) No Rights to Grants or Continued Employment. Neither this Agreement nor any action taken or omitted to be taken hereunder or thereunder shall be deemed to create or confer on the Participant any right to be retained in the employ of the Company, CareInsite or any of their subsidiaries or affiliates, or to interfere with or to limit in any way the right of the Company, CareInsite or any of their subsidiaries or affiliates to terminate the employment of the Participant at any time. The Participant shall have no rights in the benefits conferred by the Option or in any Common Shares except to the extent the Option is exercised while vested and exercisable and otherwise in accordance with the terms of this Agreement. Termination of the Option by reason of cessation of employment shall not give rise to any claim for damages by the Participant under this Agreement or the Employment Agreement and shall be without prejudice to any rights or remedies which the Company, CareInsite or any of their subsidiaries or affiliates may have against the Participant.

                  (b) Tax Withholding. The Company and its subsidiaries shall have the right to require the Participant to remit to the Company, prior to the delivery of any certificates evidencing Common Shares pursuant to the exercise of an Option, any amount sufficient to satisfy any federal, state or local tax withholding requirements. With the consent of the Company in its sole discretion, prior to the Company's determination of such withholding liability, the Participant may make an irrevocable election to satisfy, in whole or in part, such


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obligation to remit taxes by directing the Company to withhold Common Shares that would otherwise be received by the Participant. Such election may be denied by the Company in its sole discretion, or may be made subject to certain conditions specified by the Company, including, without limitation, conditions intended to avoid the imposition of liability against the Participant under
Section 16(b) of the Exchange Act.

                  (c) No Restriction on Right of Company to Effect Corporate Changes. This Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (d) Notice of Exercise. Notwithstanding any other provision of this Agreement, the Company may, from time to time, require reasonable notice of the Participant's intent to exercise all or a portion of the Option in order for the Company to comply with any applicable securities laws, including, without limitation, Regulation M under the Exchange Act. The Company shall not be liable for any adverse change in the market value of the Common Shares during any such notice period.

                  6.       Adjustment.

                  (a) The number and price per Common Share covered by the Option, and any other rights under the Option, shall be appropriately adjusted, as deemed appropriate by the Board or the Committee, as the case may be (whose good faith determination shall be absolute and binding on the Participant), to reflect any subdivision (stock split) or consolidation (reverse split) of the issued Common Shares, or any other recapitalization of the Company, or any business combination or other transaction involving the Company, which shall substantially affect the rights of holders of Common Shares. The Committee or the Board, as the case may be, shall provide for appropriate adjustment of the Option in the event of stock dividends or distributions of assets or securities of other companies owned by the Company to stockholders relating to Common Shares for which the record date is prior to the date the Common Shares purchased by exercise of the Option are issued or transferred, except that no such adjustment shall be made for stock dividends of 10% or less (cumulatively, in the aggregate) or cash dividends.

                  (b) In the event of a change in the presently authorized Common Shares which is limited to a change of all of its presently authorized Common Shares into the same number of shares without par value, or any change of all of the then authorized Common Shares with par value into the same number of shares with a different par value, the shares resulting from any such change shall be deemed to be Common Shares for purposes hereof, and no change in the number of Common Shares covered by the Option or in the Option Price shall take place.


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

                  7.       Survival; Assignment.

                  (a) All agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the issuance to the Participant of the Option and the Common Shares and, notwithstanding any investigation heretofore or hereafter made by the Participant or the Company or on the Participant's or the Company's behalf, shall continue in full force and effect. Without the prior written consent of the Company, the Participant may not assign any of his rights hereunder except by will or the laws of descent and distribution. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs and permitted successors and assigns of such party; and all agreements herein by or on behalf of the Company, or by or on behalf of the Participant, shall bind and inure to the benefit of the heirs and permitted successors and assigns of such parties hereto.

                  (b) The Company shall have the right to assign to any of its affiliates any of its rights, or to delegate to any of its affiliates any of its obligations, under this Agreement.

                  8. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to his attention at the most recent mailing address that the Company has on record and, if to the Company, to it at River Drive Center 2, 669 River Drive, Elmwood Park, New Jersey 07407-1361, Telecopier
No.: (201) 703-3401, Attention: Vice President of Finance. All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

                  9. Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

                  10. Source of Rights. This Agreement and the Employment Agreement shall be the sole and exclusive source of any and all rights which the Participant, and the Participant's personal representatives or heirs at law, may have in respect of the Option as granted hereunder.

                  11. Captions. The captions contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  12. Interpretation and Construction. The good faith interpretation and construction by the Board or by the Committee of any provision of this Agreement or any provision of the Employment Agreement relating to the Option shall be final and conclusive and binding on the parties hereto.

                  13. Entire Agreement; Governing Law. This Agreement and the Employment Agreement set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The


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headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey without reference to the choice of law provisions of New Jersey law.


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


                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement, both as of the day and year first above written.

                              MEDICAL MANAGER CORPORATION


                              By:  /s/ Authorized Signatory
                                   --------------------------------
                                   Name:
                                   Title:

                              PARTICIPANT

                               /s/ Marvin P. Rich
                              ------------------------------------
                              MARVIN P. RICH


Number of Options:  300,000

Option Price:  $15 per Common Share


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